Exhibit 10.1

Greenwave Technology Solutions, Inc.

4016 Raintree Rd, Ste 300

Chesapeake, VA

Attn: Danny Meeks, CEO

Scope of Work

Services

MACK Financial Solutions, LLC shall provide professional services to Greenwave Technology Solutions, Inc. (the “Company”). These services shall include oversight of all bookkeeping, financial reporting, and SEC reporting duties of the Company. Additionally, Chelsea Pullano serving as the acting and signing CFO of the Company, subject to appointment by the Board of Directors. As acting CFO, Ms. Pullano shall provide strategic financial oversight and executive-level support, including review and certification of SEC filings, financial reporting, coordination with auditors, legal counsel, and other outsourced accounting professionals, and other responsibilities customarily performed by a public company CFO. See Exhibit A for additional detail on responsibilities.

Pricing

We will perform the Services for the fees outlined in Exhibit A, billed and due on a monthly basis. The Company will also be billed for any out-of-pocket costs, such as travel and transportation, report production, postage, etc. as incurred.

Should the Company require services outside this Scope of Work, these services will be billed at an hourly rate or, in some instances, at a flat project rate to be discussed at the time of assignment. Based on information provided by management about any such services, we shall strive to provide an accurate scope and estimated price prior to beginning work.

No services that are outside of the Scope of Work shall be performed or billed without prior authorization by the Companies to both the services and the rate.

Term and Termination

This agreement shall be executed on January 2, 2026, and effective upon board approval of the appointment of Ms. Pullano as CFO, and can be terminated at any time upon 30 days written notice by either party.

Non-payment of an invoice for 45 days past its due date shall be grounds for immediate suspension of services or termination of this agreement.

Signed and Agreed:

Greenwave Technology Solutions, Inc.

/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

MACK Financial Solutions, LLC

/s/ Chelsea Pullano
Chelsea Pullano
Co-founder

Exhibit A

Services & Rates